Exhibit 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND

CHIEF FINANCIAL OFFICER

PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the accompanying Annual Report on Form 10-K of China Health Resource, Inc. for the year ended December 31, 2011, I certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to my knowledge, that:

(1)	the Annual Report on Form 10-K of China Health Resource, Inc.. for the year ended December 31, 2010, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Annual Report on Form 10-K for the year ended December 31, 2010, fairly presents in all material respects, the financial condition and results of operations of China Health Resource, Inc.

By:	/s/ Jiayin Wang
Name:	Jiayin Wang
Title:	Principal Executive Officer
Date:	April 13, 2012
By:	/s/ Weihai Liu
Name:	Weihai Liu
Title:	Principal Financial Officer
Date:	April 13, 2012